                                                                  Exhibit 10.25


                                 FORM OF FRIESS
                              PUT OPTION AGREEMENT

            THIS PUT OPTION AGREEMENT (this "Agreement") is entered into as of August 28, 2001, by and among FA (WY) Acquisition Company, Inc., a Delaware corporation (the "WY Manager Member"), FA (DE) Acquisition Company, LLC, a Delaware limited liability company (the "DE Manager Member" and, collectively with the WY Manager Member, the "Manager Members"), Friess Associates, LLC, a Delaware limited liability company (the "WY LLC"), Friess Associates of Delaware, LLC, a Delaware limited liability company (the "DE LLC" and,
collectively with the WY LLC, the "LLCs"), and      the "Non-Manager Member
Parties").

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Purchase Agreement, dated as of August 28, 2001, by and among Affiliated Managers Group, Inc. ("AMG"), FAI, FAID, and the other parties named therein, and the Management Owner Purchase Agreement, dated as of August 28, 2001, by and among AMG and the other parties named there, AMG has agreed (on the terms and subject to the conditions set forth therein) (i) to cause the WY Manager Member to purchase at the "Closing" (as such term is defined in the Purchase Agreement) (the "Closing") a majority interest in the WY LLC, and (ii) to cause the DE Manager Member to purchase at the Closing a majority interest in the DE LLC.

            NOW THEREFORE, in consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                   AGREEMENTS

            SECTION 1. DEFINITIONS.

            Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Amended and Restated Limited Liability Company Agreement of the WY LLC (with respect to purchases of WY LLC Points provided for herein) (the "WY LLC Agreement") or the Amended and Restated Limited Liability Company Agreement of the DE LLC (with respect to purchases of DE LLC Points provided for herein) (the "DE LLC Agreement" and, collectively with the WY LLC Agreement, the "LLC Agreements"). In the event that the Purchase Agreement is terminated without the Closing having occurred, this Agreement automatically shall terminate simultaneously.

            SECTION 2. ACCELERATED PUT RIGHTS.

            (a) Notwithstanding any provisions contained in the LLC Agreements to the contrary (including Article III and Article VII thereof), upon any exercise by either of the Manager Members of any of their rights under Section 3.2(b)(v) of either of the LLC Agreements (a "Put Acceleration Event"), upon the request of the Non-Manager Member Parties made in accordance with the terms of this Agreement, (i) the WY Manager Member or its assigns shall purchase all of the Vested LLC Points in the WY LLC then held by the Non-Manager Member Parties and their Permitted Transferees pursuant to the terms and conditions of this Section 2, and (ii) the DE Manager Member or its assigns shall purchase all of the Vested LLC Points in the DE LLC then held by the Non-Manager Member Parties and their Permitted Transferees pursuant to the terms and conditions of this Section 2 (collectively, an "Accelerated Put").

            (b) If the Non-Manager Member Parties desire to exercise their rights under Section 2(a), they shall give the LLCs and the Manager Members irrevocable written notice (an "Accelerated Put Notice") within sixty (60) days after the Put Acceleration Event stating that the Non-Manager Member Parties are electing to sell all (but not less than all) of the Vested LLC Points in the WY LLC and the DE LLC then owned by the Non-Manager Member Parties and their Permitted Transferees.

            (c) The aggregate purchase price payable by the WY Manager Member (or its assignee) to the Non-Manager Member Parties and their Permitted Transferees upon the purchase of Vested LLC Points in the WY LLC pursuant to an Accelerated Put (the "WY Accelerated Put Price") shall be an amount equal to the fair value of such Vested LLC Points in the WY LLC, which shall be conclusively determined as follows:

                  (i) seven (7.0), multiplied by

                  (ii) the positive difference (if any) between (A) the sum of
      (I) fifty percent (50%) of the Base Owners' Allocation for the twenty-four
      (24) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred, plus (II) thirty-three and one-third percent (33-1/3%) of the Earned Performance Owners' Allocation for the thirty-six (36) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred, and (B) the amount by which the combined actual expenses of the WY LLC, the DE LLC and any Controlled Affiliates of the WY LLC or the DE LLC (determined on a basis consistent with the determination of the permitted uses of the Operating Allocation under the WY LLC Agreement) (other than any premiums on key-man life and/or disability insurance paid out of the Owners' Allocation, and other than expenses of the WY LLC consisting of payments made by the WY LLC to the DE LLC under the Services Agreement, PROVIDED that the ten percent (10%)margin payable by the WY LLC to the DE LLC under the Services Agreement shall be included in such determination as an expense of the WY
      LLC) exceeded the Operating Allocation of the WY LLC (including any previously reserved Operating Allocation of the WY LLC) during the twelve
      (12) months ending on the last day of the calendar quarter in which the Put Acceleration Event occurred, multiplied by

                  (iii) a fraction, the numerator of which is the number of Vested LLC Points in the WY LLC to be purchased pursuant to such Accelerated Put, and the denominator of which is the number of LLC Points in the WY LLC outstanding on the date the Put Acceleration Event occurred (before giving effect to any issuances, redemptions or vesting of LLC Points in the WY LLC on such date);

      PROVIDED, HOWEVER, that WY Accelerated Put Price determined pursuant to this Section 2(c) shall be reduced by the amount of the "DE Accelerated Put Price" determined under Section 2(d) below in connection with the purchase of Vested LLC Points in the DE LLC pursuant to such Accelerated Put;

            (d) The aggregate purchase price payable by the DE Manager Member (or its assignee) to the Non-Manager Member Parties and their Permitted Transferees upon the purchase of Vested LLC Points in the DE LLC pursuant to an Accelerated Put (the "DE Accelerated Put Price" and, collectively with the WY Accelerated Put Price, the "Accelerated Put Price") shall be an amount equal to the fair value of such Vested LLC Points in the DE LLC, which shall be conclusively determined as follows:

            (i) the book value of the assets of the DE LLC, based upon the financial statements of the DE LLC as of the last day of the calendar quarter in which the Put Acceleration Event occurred (with such determination of book value to be made by the DE Manager Member in its sole discretion, such determination to be binding on all parties absent a mathematical error, and such book value not to include any items of intangible property resulting from the purchases of LLC Interests occurring pursuant to the Purchase Agreement and the Minority Purchase Agreement), multiplied by

            (ii) a fraction, the numerator of which is the number of Vested LLC Points in the DE LLC to be purchased pursuant to such Accelerated Put, and the denominator of which is the number of LLC Points in the DE LLC outstanding on the date the Put Acceleration Event occurred (before giving effect to any issuances, redemptions or vesting of LLC Points in the DE LLC on such date);

      PROVIDED, HOWEVER, that, if the DE Accelerated Put Price determined pursuant to this Section 2(d) exceeds the WY Accelerated Put Price determined under Section 2(c) above (before application of the proviso to Section 2(c) above) in connection with the purchase of Vested LLC Points in the WY LLC pursuant to such Accelerated Put, then the DE Accelerated Put Price determined under this Section 2(d) shall be reduced by the amount of such excess.

            (e) If the WY Accelerated Put Price must be determined prior to (i) twenty-four (24) months after the Closing, then the amount of Base Owners' Allocation for the portion of the relevant twenty-four (24) month period before the Closing shall be calculated on a pro-forma basis such that the Base Owners' Allocation for the relevant period prior to the Closing shall be deemed to be equal to the product of (A) the Owners' Allocation Percentage, multiplied by (B) the Revenues From Operations of the WY LLC and its predecessors (FAI and FAID) for such period, multiplied by (C) the lesser of (x) one (1) and (y) the Consenting Percentage, and (ii) thirty-six (36) months after the Closing, then the amount of the Earned Performance Owners' Allocation for the portion of the relevant thirty-six (36) month period before the Closing shall be zero (0).

            (f) In the case of any Accelerated Put, the Accelerated Put Price shall be paid by the Manager Members (or their assigns) on a date (the "Accelerated Purchase Date") determined by the Manager Members (but no later than sixty (60) days following delivery of the Accelerated Put Notice) by wire transfer or certified check(s) issued to the Non-Manager Member Parties and their Permitted Transferees.

            (g) AMG hereby unconditionally guarantees to the Non-Manager Member Parties the prompt performance by each of the Manager Members of their obligations under this Section 2; PROVIDED, HOWEVER, that the guaranty set forth in this Section 2(g) may be terminated with the prior written consent of the Management Committee, PROVIDED, FURTHER, HOWEVER, that such guaranty may not be terminated following a Put Acceleration Event.

            (h) Upon payment of the Accelerated Put Price to the Non-Manager Member Parties and their Permitted Transferees, the Non-Manager Member Parties and each of their Permitted Transferees shall cease to hold any LLC Interests, and such Persons automatically shall be deemed to have withdrawn from the LLCs and shall cease to be Members of the LLCs and shall no longer have any rights under the LLC Agreements; PROVIDED, HOWEVER, that the provisions of Article III of each of the LLC Agreements shall continue to be binding upon such Persons (and any related Employee Stockholder thereof) as provided in Section 3.14 of each of the LLC Agreements.

            SECTION 3. FURTHER ASSURANCES. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably request to effectuate the transfers of LLC Points contemplated by this Agreement.

            SECTION 4. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without applying the choice of law or conflicts of law provisions thereof.

            SECTION 5. CONSENT TO JURISDICTION. The parties hereby consent to the jurisdiction of the Chancery Court of the State of Delaware and the United States District Court for the District of Delaware. Accordingly, with respect to any such court action, the Non-Manager Member Parties (a) submit to the personal jurisdiction of such courts; (b) consent to service of process at the address determined pursuant to the provisions of Section 6 hereof; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

            SECTION 6. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered as set forth in the LLC Agreements or to such other address or facsimile, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, telex or telecopy, when such facsimile, telex or telecopy is transmitted to the facsimile, telex or telecopy number as specified in the LLC Agreements and the appropriate answer back is received, or (ii) if given by any other means, when actually delivered at the address specified as set forth in the LLC Agreements.

            SECTION 7. PRIOR AGREEMENTS SUPERSEDED. This Agreement supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

            SECTION 8. ASSIGNABILITY. This Agreement may be assigned by AMG and/or either of the Manager Members without the consent of the Non-Manager Member Parties (PROVIDED that any such assignment shall not relieve AMG or such Manager Member, as applicable, of its obligations hereunder to the extent not fully performed by any such assignee). Neither this Agreement nor any rights or obligations hereunder shall be assignable by the Non-Manager Member Parties to any other Person without the prior written consent of the Manager Members. This Agreement shall be binding upon and inure to the benefit of AMG, the Manager Members, the Non-Manager Member Parties and their successors and permitted assigns.

            SECTION 9. WAIVERS. Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 9, may be waived or modified in whole or in part as against either party hereto except by written instrument executed by or on behalf of such party expressly stating that it is intended to operate as a waiver or modification of this Agreement or the applicable term or condition hereof.

            SECTION 10. AMENDMENTS; TERMINATION. This Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of each of the parties hereto. This Agreement shall terminate automatically at such time as neither the Non-Manager Member Parties nor any of their Permitted Transferees holds any LLC Points, PROVIDED that no such termination of this Agreement shall relieve the Manager Members or their assigns from the obligation to pay any Accelerated Put Price owed in respect of an Accelerated Put exercised hereunder by the Non-Manager Member Parties in accordance with the terms hereof prior to such termination of this Agreement.

            SECTION 11. CAPTIONS. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

            SECTION 12. GENDER. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

            SECTION 13. SEVERABILITY. If any provision of this Agreement shall be held or deemed to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions, because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.

            SECTION 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

            SECTION 15. CONSENT. The LLCs consent to the transfers contemplated by this Agreement.

            IN WITNESS WHEREOF the parties have executed this Agreement as a sealed instrument as of the date first above written.


                                      FA (WY) ACQUISITION COMPANY, INC.


                                      By:
                                         -----------------------------------
                                         Name:
                                         Title:


                                      FA (DE) ACQUISITION COMPANY, LLC

                                      By: AFFILIATED MANAGERS GROUP, INC.,
                                      its manager member


                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:


                                      AFFILIATED MANAGERS GROUP, INC., solely
                                      with respect to its obligations under
                                      Section 2(g) of this Agreement


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      NON-MANAGER MEMBER PARTY


                                      -----------------------------------------
                                      Name:


                                      For purposes of providing the consent
                                      contained in Section 15

                                      FRIESS ASSOCIATES, LLC


                                      By:
                                         --------------------------------------
                                         Name:  Foster S. Friess
                                         Title: President


                                      FRIESS ASSOCIATES OF DELAWARE, LLC


                                      By:
                                         --------------------------------------
                                         Name:  Foster S. Friess
                                         Title: President


                             [Put Option Agreement]